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                                                 Exhibit 3-E


                       STATE OF SOUTH CAROLINA
                         SECRETARY OF STATE

                        ARTICLES OF CORRECTION



     The following information is submitted pursuant to Section 33-1-240 of the 1976 South Carolina Code, as amended:

1.     The name of the corportion is SOUTH CAROLINA ELECTRIC & GAS
COMPANY.

2. That on December 9, 1994, the corporation filed (fill out whichever is applicable):

        (a) XX The following described document: Articles of Amendment dated December 9, 1994.

        (b)  The attached document (attach copy of the document).

3.     That this document was incorrect in the following manner:

       3(b) The aggregate number of issued shares of the corporation after giving effect to such cancellation is 41,442,626, consisting of 3,834 shares of 4.60% Cumulative Preferred Stock ($50 par value).

       3(c) The amount of the stated capital of the corporation after giving effect to such cancellation is $259,381,361.50.

       3(d) The number of shares which the corporation has authority to issue after giving effect to such cancellation is 55,502,283, consisting of 3,834 shares of 4.60% Cumulative
Preferred Stock ($50 par value).

4. That the incorrect matters stated in paragraph 3 should be revised as follows:

       3(b) The aggregate number of issued shares of the corporation after giving effect to such cancellation is 41,441,126, of which 2,334 are shares of the 4.60% Cumulative Preferred Stock
($50 par value) series.

       3(c) The amount of the stated capital of the corporation after giving effect to such cancellation is $259,306,361.50.

       3(d) The number of shares which the corporation has authority to issue after giving effect to such cancellation is 55,502,283, of which 2,334 are shares of the 4.60% Cumulative
Preferred Stock ($50 par value) series.


              SOUTH CAROLINA ELECTRIC & GAS COMPANY



Date:  January 17, 1995                    By:   Kevin B. Marsh
                                                 Secretary


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